EXHIBIT 99.1

Whole Foods Market Reports First Quarter Results

Comparable Store Sales Increase 7.2%; Company Produces 6.1% Operating Margin, a 20% Increase in Earnings Per Share to $0.78, and Reiterates EPS Guidance for Fiscal Year 2013

AUSTIN, Texas, Feb. 13, 2013 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 16-week first quarter ended January 20, 2013. Sales increased 14% to $3.9 billion. Comparable store sales increased 7.2%, and identical store sales, excluding one relocation and three expansions, increased 7.1%. Earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 19% from the prior year to $337 million, net income increased 24% to $146 million, and diluted earnings per share increased 20% to $0.78. These results include an impact of approximately $3 million from product losses and other costs related to Hurricane Sandy. The impact on sales was not material as customers stocked up before the storm and replenished afterwards.

"We opened a record number of stores and delivered another quarter of strong sales and earnings growth," said Walter Robb, co-chief executive officer of Whole Foods Market.  "We are well-positioned to internally fund our expansion plans and have the pipeline and infrastructure in place for square footage growth to accelerate through 2014 and hopefully beyond."

The following table shows the Company's sales results for the last five quarters and for the first three weeks of the second quarter through February 10, 2013. Comparable and identical sales growth is adjusted to exclude the impact of the Easter shift in Q2 and Q3 of fiscal year 2012, and sales growth in the fourth quarter is presented on a 12-week to 12-week basis.

	1Q12	2Q12*	3Q12*	4Q12	1Q13	QTD 2Q13**
Sales growth	12.9%	13.6%	13.6%	14.1%	13.7%	12.5%

Comparable store sales growth	8.7%	8.9%	8.9%	8.5%	7.2%	6.4%
Two-year comps	17.7%	17.3%	16.6%	17.3%	15.9%	15.9%

Identical store sales growth	8.2%	8.5%	8.6%	8.3%	7.1%	6.1%
Two-year idents	17.3%	16.8%	16.1%	16.7%	15.3%	15.1%
Sequential basis point change	24	(53)	(68)	64	(143)
Three-year idents	19.8%	24.5%	24.5%	25.4%	24.3%	23.8%
Sequential basis point change	502	467	5	90	(103)

*Comparable and identical store sales growth excludes a positive 55 basis point impact in 2Q12 and a negative 62 basis point impact in 3Q12 from the Easter shift, calculated by excluding Easter week from both fiscal years 2011 and 2012.
**Comparable and identical store sales growth reflects a negative impact from Storm Nemo and holiday shifts.

For the quarter, gross profit increased 22 basis points to 35.0% of sales driven by improvements in both cost of goods sold and occupancy costs as a percentage of sales. There was no LIFO charge in the current or prior year. Direct store expenses improved 30 basis points to 25.4% of sales due primarily to leverage in wages, healthcare costs and depreciation as a percentage of sales.  As a result, store contribution improved 52 basis points to 9.6% of sales.

For stores in the identical store base, gross profit improved 31 basis points to 35.0% of sales, direct store expenses improved 65 basis points to 25.0% of sales, and store contribution improved 96 basis points to 10.0% of sales.

During the quarter, the Company produced $303 million in cash flow from operations and invested $155 million in capital expenditures, of which $96 million related to new stores. This resulted in free cash flow of $148 million. In addition, the Company paid $397 million in quarterly and special dividends to shareholders, and repurchased $26 million of its common stock.

Additional information on the quarter for comparable stores and all stores is provided in the following table.

Comparable Stores	Comps	ROIC	# of Stores	Average Size	Total Square Feet
Over 15 years old (19 years old, s.f. weighted)	5.7%	143%	76	27,800	2,115,500
Between 11 and 15 years old	7.3%	79%	70	32,200	2,250,700
Between eight and 11 years old	5.3%	89%	45	37,300	1,680,000
Between five and eight years old	6.8%	43%	55	52,400	2,879,800
Between two and five years old	9.2%	23%	48	48,500	2,326,500
Less than two years old (including one relocation)	13.4%	14%	23	37,300	858,600

All comparable stores (9.4 years old, s.f. weighted)	7.2%	54%	317	38,200	12,111,100
All stores (8.8 years old, s.f. weighted)		46%	344	38,000	13,078,300

The following table shows the Company's results for the fiscal year for certain line items compared to its historical five-year ranges and averages. Results for fiscal years 2008 and 2012 are presented on a 52-to-52 week basis.

	FY08-FY12 Results
	Low	High	Average	1Q13
Sales growth	1.0%	23.6%	12.5%	13.7%
Comparable store sales growth	-3.1%	8.7%	5.2%	7.2%
Identical store sales growth	-4.3%	8.4%	4.5%	7.1%
Ending square footage growth	5.3%	7.6%	6.5%	8.5%
Percent of sales from new & relocated stores	4.2%	8.8%	6.2%	5.4%

Gross profit	34.0%	35.5%	34.8%	35.0%
Direct store expenses	25.5%	26.7%	26.2%	25.4%
Store contribution	7.5%	10.0%	8.6%	9.6%
G&A expenses	3.0%	3.4%	3.1%	3.0%

Growth and Development

The Company opened ten stores in the first quarter and has opened one store so far in the second quarter. The Company expects to open five additional stores in the second quarter. The Company currently has 345 stores totaling approximately 13.1 million square feet.

The Company recently signed 11 new leases averaging 38,800 square feet in size in Toronto, Canada; Berkeley, CA; Los Angeles, CA; West Palm Beach, FL; Lafayette, LA; New Orleans, LA; Westford, MA; St. Louis, MO; Cherry Hill, NJ; Colleyville, TX; and Newport News, VA.  These stores currently are scheduled to open in fiscal year 2014 and beyond. The Company also terminated one lease for a 57,500 square foot store in development.

In addition, the Company closed its purchase of six locations from Johnnie's Foodmaster on November 30, 2012, expanding its presence in the Greater Boston area to 26 stores. The six leases include Arlington, Brookline, Charlestown, Melrose, Somerville and South Weymouth and average 30,800 square feet in size. These locations were closed by Johnnie's Foodmaster prior to the transaction closing date. The Company is currently remodeling these stores and plans to reopen them as Whole Foods Market stores in fiscal year 2013.

The following table provides additional information about the Company's store openings in fiscal years 2012 and 2013 year to date; leases currently tendered but unopened; and total development pipeline (including leases currently tendered) for stores scheduled to open through fiscal year 2017.

New Store Information	Stores Opened FY12	Stores Opened FY13 YTD	Current Leases Tendered	Current Leases Signed
Number of stores (including relocations)	25	11	19	85
Number of relocations	1	1	4	9
Number of lease acquisitions, ground leases, & owned properties	0	0	8	9
New markets	8	5	4	18
Average store size (gross square feet)	35,500	35,300	35,200	36,700
Total square footage	887,400	387,700	668,300	3,125,700
Average tender period in months	7.9	6.3
Average pre-opening expense per store (incl. rent)	$1.7 mil
Average pre-opening rent per store	$0.6 mil

Outlook for Fiscal Year 2013

The following table provides information on the Company's updated outlook for fiscal year 2013, a 52-week year, as compared to fiscal year 2012, a 53-week year.  Based on its year-to-date results, the Company is narrowing its comparable and identical store sales growth ranges for the fiscal year, keeping the midpoints approximately in line with its prior outlook, while maintaining EPS of $2.83 to $2.87.  On a 52-week to 52-week basis, the Company continues to expect sales growth of 12% to 14% and diluted earnings per share growth of 14% to 16%.

As reflected in its outlook, the Company does not expect to produce the same level of EPS growth over the remainder of the year as it produced in the first quarter due primarily to tougher gross margin comparisons, particularly in the second and third quarters of last year, along with its ongoing strategy to expand value offerings across the store to improve its competitive price positioning.  As such, the Company does not expect an improvement in gross margin this year, and given first quarter results, this implies lower year-over-year gross margin for the remainder of the year.

In addition, the Company expects a significant year-over-over increase in pre-opening and relocation expense in the fourth quarter based on the opening of 10 to 12 new stores along with a high number of openings in the first quarter of 2014.

	FY13 Prior Outlook	FY13 Current Outlook	Q1 Actual	Q2-Q4 Implied Outlook
Sales growth	10% - 12%*	10% - 11%*	14%	9% - 10%*
Comparable store sales growth	6.5% - 8.5%	6.6% - 8.0%	7.2%	6.3% - 8.3%
Two-year comps	15.2% - 17.2%	15.3% - 16.7%	15.9%	15.0% - 17.0%
Identical store sales growth	6.0% - 8.0%	6.3% - 7.7%	7.1%	6.0% - 8.0%
Two-year idents	14.4% - 16.4%	14.7% - 16.1%	15.3%	14.4% - 16.4%
Three-year idents	22.7% - 24.7%	23.0% - 24.1%	24.3%	22.5% - 24.5%

Number of new stores	32 - 34	32 - 34	10	22 - 24
% of sales from new stores	6% - 7%	6%	5%	6%
Ending square footage growth	8%	8%	8%	8%

G&A expenses	3.1%	3.1%	3.0%	3.2%
Pre-opening and relocation costs	$68 - $73 mil	$68 - $73 mil	$18 mil	$50 - $55 mil
Operating margin	6.6% - 6.7%	6.6% - 6.7%	6.1%	6.9% - 7.0%
EBITDA	$1.18 - $1.20 bil	$1.18 - $1.20 bil	$337 mil	$845 - $865 mil

Tax rate	38.6% - 39.0%	38.6% - 39.0%	38.6%	38.6% - 39.0%
Diluted shares outstanding	188 mil	188 mil	187 mil	188 mil

Diluted EPS	$2.83 - $2.87	$2.83 - $2.87	$0.78	$2.05 - $2.09
YOY % change	12% - 14%*	12% - 14%*	20%	10% - 12%*

Capital expenditures	$565 - $615 mil	$565 - $615 mil	$155 mil	$410 - $460 mil

*On a 52-week to 52-week basis:
Sales growth	12% - 14%	12% - 14%	14%	12% - 14%
Diluted EPS growth	14% - 16%	14% - 16%	20%	13% - 15%

The following table provides information about the Company's estimated store openings through fiscal year 2014.

	Estimated Openings	Relocations	Average Square Feet per Store	Ending Square Footage Growth
Fiscal year 2013	32 - 34	5	34,000	8%
Fiscal year 2014	33 - 38	2 - 3	38,000	8% - 9%

Over the long term, the Company considers 1,000 stores to be a reasonable indication of its market opportunity in the United States as the Whole Foods Market brand continues to strengthen, consumer demand for natural and organic products continues to increase, and the Company's flexibility on new store size opens up additional market opportunities. The Company believes Canada and the United Kingdom hold great promise as well.

About Whole Foods Market

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the leading retailer of natural and organic foods and America's first national "Certified Organic" grocer. In fiscal year 2012, the Company had sales of approximately $12 billion and currently has 345 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 73,000 team members and has been ranked for 16 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine.

The Whole Foods Market, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6063

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements.  These risks include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market's report on Form 10-K for the fiscal year ended September 30, 2012.  Whole Foods Market undertakes no obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (866) 952-1906, and the conference ID is "Whole Foods."  A simultaneous audio webcast will be available at www.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	16 weeks ended
	January 20, 2013	January 15, 2012
Sales	$ 3,856	$ 3,391
Cost of goods sold and occupancy costs	2,508	2,213
Gross profit	1,348	1,178
Direct store expenses	979	871
Store contribution	369	307
General and administrative expenses	116	104
Operating income before pre-opening and store closure	253	203
Pre-opening expenses	14	10
Relocation, store closure and lease termination costs	4	3
Operating income	235	190
Investment and other income, net of interest expense	3	2
Income before income taxes	238	192
Provision for income taxes	92	74
Net income	$ 146	$ 118

Basic earnings per share	$ 0.79	$ 0.66
Weighted average shares outstanding	185.4	179.5

Diluted earnings per share	$ 0.78	$ 0.65
Weighted average shares outstanding, diluted basis	187.1	181.5

Dividends declared per common share	$ 2.20	$ 0.14

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:
	16 weeks ended
	January 20, 2013	January 15, 2012
Net income
(numerator for basic and diluted earnings per share)	$ 146	$ 118
Weighted average common shares outstanding
(denominator for basic earnings per share)	185.4	179.5
Potential common shares outstanding:
Incremental shares from assumed exercise of stock options	1.7	2.0
Weighted average common shares outstanding and potential additional common shares outstanding
(denominator for diluted earnings per share)	187.1	181.5

Basic earnings per share	$ 0.79	$ 0.66
Diluted earnings per share	$ 0.78	$ 0.65

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	16 weeks ended
	January 20, 2013	January 15, 2012
Net income	$ 146	$ 118
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(2)	1
Other comprehensive income (loss), net of tax	(2)	1
Comprehensive income	$ 144	$ 119

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	January 20, 2013	September 30, 2012
Current assets:
Cash and cash equivalents	$ 152	$ 89
Short-term investments - available-for-sale securities	774	1,131
Restricted cash	112	103
Accounts receivable	178	197
Merchandise inventories	401	374
Prepaid expenses and other current assets	101	77
Deferred income taxes	134	132
Total current assets	1,852	2,103
Property and equipment, net of accumulated depreciation and amortization	2,228	2,193
Long-term investments - available-for-sale securities	204	221
Goodwill	679	663
Intangible assets, net of accumulated amortization	67	62
Deferred income taxes	35	43
Other assets	14	9
Total assets	$ 5,079	$ 5,294

Liabilities and Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 1	$ 1
Accounts payable	244	247
Accrued payroll, bonus and other benefits due team members	336	307
Dividends payable	37	26
Other current liabilities	384	396
Total current liabilities	1,002	977
Long-term capital lease obligations, less current installments	24	23
Deferred lease liabilities	459	441
Other long-term liabilities	51	51
Total liabilities	1,536	1,492

Shareholders' equity:
Common stock, no par value, 600.0 shares authorized; 186.0 and 185.8 shares issued; and 185.4 and 185.4 shares outstanding at 2013 and 2012, respectively	2,622	2,592
Common stock in treasury, at cost	(54)	(28)
Accumulated other comprehensive income	3	5
Retained earnings	972	1,233
Total shareholders' equity	3,543	3,802
Commitments and contingencies
Total liabilities and shareholders' equity	$ 5,079	$ 5,294

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	16 weeks ended
	January 20, 2013	January 15, 2012
Cash flows from operating activities
Net income	$ 146	$ 118
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102	93
Share-based payment expense	17	11
Deferred income tax expense	6	1
Excess tax benefit related to exercise of team member stock options	(4)	(5)
Accretion of premium/discount on marketable securities	9	2
Deferred lease liabilities	16	23
Other	6	2
Net change in current assets and liabilities:
Accounts receivable	17	1
Merchandise inventories	(27)	(40)
Prepaid expenses and other current assets	(24)	17
Accounts payable	(4)	(12)
Accrued payroll, bonus and other benefits due team members	29	16
Other current liabilities	14	34
Net cash provided by operating activities	303	261
Cash flows from investing activities
Development costs of new locations	(96)	(55)
Other property and equipment expenditures	(59)	(57)
Purchases of available-for-sale securities	(366)	(334)
Sales and maturities of available-for-sale securities	727	440
Increase in restricted cash	(9)	--
Payment for purchase of acquired entities	(22)	--
Other investing activities	(5)	(1)
Net cash provided by (used in) investing activities	170	(7)
Cash flows from financing activities
Common stock dividends paid	(397)	(18)
Issuance of common stock	9	80
Purchase of treasury stock	(26)	(4)
Excess tax benefit related to exercise of team member stock options	4	5
Net cash (used in) provided by financing activities	(410)	63
Effect of exchange rate changes on cash and cash equivalents	--	1
Net change in cash and cash equivalents	63	318
Cash and cash equivalents at beginning of period	89	212
Cash and cash equivalents at end of period	$ 152	$ 530

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$ 88	$ 41

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	16 weeks ended
EBITDA and Adjusted EBITDA	January 20, 2013	January 15, 2012
Net income	$ 146	$ 118
Provision for income taxes	92	74
Investment and other income, net of interest expense	(3)	(2)
Operating income	235	190
Depreciation and amortization	102	93
EBITDA	337	283
Share-based payment expense	17	11
Deferred rent	11	14
Adjusted EBITDA	$ 365	$ 308

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	16 weeks ended
Free Cash Flow	January 20, 2013	January 15, 2012
Net cash provided by operating activities	$ 303	$ 261
Development costs of new locations	(96)	(55)
Other property and equipment expenditures	(59)	(57)
Free Cash Flow	$ 148	$ 149

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital ("ROIC") as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital represents an average of the trailing four quarters.

	16 weeks ended
ROIC	January 20, 2013	January 15, 2012
Net income	$ 146	$ 118
Interest expense, net of taxes	--	--
Adjusted earnings	146	118

Total rent expense, net of taxes[1]	66	62
Estimated depreciation on capitalized operating leases, net of taxes[2]	(44)	(41)
Adjusted earnings, including interest related to operating leases	168	139

Annualized adjusted earnings	$ 475	$ 385
Annualized adjusted earnings, including interest related to operating leases	$ 547	$ 452

Average working capital, excluding current portion of long-term debt	$ 973	$ 569
Average property and equipment, net	2,146	1,975
Average other assets	993	855
Average other liabilities	(480)	(403)
Average invested capital	$ 3,632	$ 2,996
Average estimated asset base of capitalized operating leases[3]	2,789	2,554
Average invested capital, adjusted for capitalization of operating leases	$ 6,421	$ 5,550

ROIC	13.1%	12.8%
ROIC, adjusted for capitalization of operating leases	8.5%	8.1%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals 2/3 of total rent expense
[3] Estimated asset base equals 8x total rent expense
CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204